Exhibit 99.1
Rapid7 Announces First Quarter 2026 Financial Results
•Annualized recurring revenue (“ARR”) of $832 million
•Total revenue of $210 million; Product subscriptions revenue of $204 million
•GAAP loss from operations of $0.6 million; Non-GAAP operating income of $24 million
•Net cash provided by operating activities of $40 million; Free cash flow of $33 million

Boston, MA – May 5, 2026 – Rapid7, Inc. (Nasdaq: RPD), a global leader in AI-powered managed cybersecurity operations, today announced its financial results for the first quarter 2026.
"As frontier models reshape the cybersecurity landscape, Rapid7's AI SOC and preemptive security infrastructure are more essential than ever," said Corey Thomas, CEO of Rapid7. "Our Exposure Management and Detection and Response capabilities are increasingly important to customers facing a groundswell of new vulnerabilities and attacks. And Rapid7's business is well positioned to meet that demand."

“During the first quarter, Rapid7 exceeded guidance expectations across all metrics and delivered strong free cash flow,” said Rafe Brown, CFO of Rapid7. “Anchored around our accelerated strategy to deliver the AI SOC capabilities customers need, we are focused on growing our Managed Detection and Response business while improving margins over the medium-term.”
First Quarter 2026 Financial Highlights

•Revenue: Total revenue of $210 million a decrease of 0.3% year-over-year. Product revenue of $204 million an increase of 0.1% year-over-year.
•ARR: Annualized recurring revenue of $832 million, a decrease of 0.6% year-over-year.
•Operating Income: GAAP loss from operations of $0.6 million; Non-GAAP operating income of $24.4 million.
•Net Income: GAAP net income of $1.1 million or $0.02 per diluted share and non-GAAP net income of $26.6 million or $0.36 per diluted share.
•Cash Flow: Net cash provided by operating activities of $39.8 million and free cash flow of $33.4 million.
•Total cash, cash equivalents, and government securities of $670 million as of March 31, 2026.
Recent Business Highlights

•In March, Rapid7 announced the acquisition of Kenzo Security, an agentic AI security platform built to scale security investigations autonomously, to accelerate its preemptive, AI-powered security operations, further integrating automated risk prioritization and remediation into its Command Platform.
•In March, Rapid7 released its 2026 Global Threat Landscape Report, revealing a 105% surge in the exploitation of high and critical-severity vulnerabilities as attack timelines continue to collapse.
•In March, Rapid7 expanded its Exposure Command platform with new cloud security capabilities, introducing runtime validation and Data Security Posture Management (DSPM) to enable organizations to identify, validate, and prioritize risks based on actual exploitability.
•In March, Rapid7 Labs published breakthrough research identifying sleeper cells embedded in global telecommunications networks by a state-sponsored actor with implications for government communications and critical systems. Alongside the research, Rapid7 released a free, open-source scanning script to support defenders.
•In March, Rapid7 launched updates to its PACT Partner Program, introducing a new Platinum tier and streamlined deal motions to drive partner-led growth for its Managed Detection and Response (MDR) services.
•In February, Rapid7 hosted its 2026 Partner of the Year Awards, recognizing top-performing partners for their excellence in delivering outcomes and scaling security practices within the Rapid7 ecosystem

rapid7.com                                                1

Second Quarter and Full Year 2026 Guidance
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items such as acquisition-related expenses, impairment of long-lived assets, restructuring expense, induced conversion expense, change in the fair value of derivative assets, non-ordinary course litigation-related expenses and discrete tax items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Rapid7 anticipates ARR, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Second Quarter 2026			Full-Year 2026
	(in millions, except per share data)
ARR	Approximately $820 million			Not provided
Year-over-year growth	(2)%			Not provided
Revenue	$207	to	$209	$836	to	$842
Year-over-year growth	(3)%	to	(2)%	(3)%	to	(2)%
Non-GAAP income from operations	$24	to	$26	$112	to	$118
Non-GAAP net income per share, diluted	$0.33	to	$0.36	$1.52	to	$1.60
Weighted average shares used in non-GAAP earnings per share calculation, diluted	78.3			79.4
Free cash flow	Not provided			$125	to	$135
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the second quarter 2026 and full-year 2026 does not include any potential impact of foreign exchange gains or losses.
Conference Call and Webcast Information
Rapid7 will host a conference call today, May 5, 2026, to discuss its results at 4:30 p.m. Eastern Time. The call will be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7, Inc. (NASDAQ: RPD) is a global leader in AI-powered managed cybersecurity operations, trusted to advance organizations’ cyber resilience. Open and extensible, the Rapid7 Command Platform integrates security data, enriching it with AI, threat intelligence, and 25 years of expertise and innovation to reduce risk and disrupt attackers. As a recognized leader in preemptive managed detection and response (MDR), Rapid7 unifies exposure and detection to transform the cybersecurity operations of more than 11,500 customers worldwide. For more information, visit our website, check out our blog, or follow us on LinkedIn or X.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
rapid7.com                                                2

Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, impairment of long-lived assets, change in the fair value of derivative assets, restructuring expense, induced conversion expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and our former revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Acquisition-related expenses. We exclude acquisition-related expenses, including accretion expense associated with contingent consideration, as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, and (9) discrete tax benefit. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.
We include all non-GAAP financial measures in the current year or any comparative year that will be included in the non-GAAP reconciliation during the current fiscal year annual Form 10-K. As such, not all non-GAAP financial measures listed above may be included in the current reporting period non-GAAP reconciliation in the GAAP to Non-GAAP Reconciliation section below.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
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Other Metrics
ARR. Annualized Recurring Revenue and Growth. ARR is defined as the annual value of all recurring revenue related to active contracts as of the last day of the period. ARR is measured at a specific point in time and does not incorporate consideration of any anticipated contract terminations or other prospective events, regardless of whether such events may exert a favorable or adverse influence on the metric. ARR should be viewed independently of revenue and deferred revenue, as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates and does not include revenue reported as professional services revenue in our consolidated statement of operations. We use ARR and believe it is useful to investors as a measure of the overall success of our business.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding only InsightOps and Logentries customers with a contract value less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the second quarter and full-year 2026, and the assumptions underlying such guidance. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Such forward-looking statements are based on our current assumptions, expectations and estimates and involve a number of judgments and risks, many of which are outside of our control. Risks that could cause or contribute to such differences include, but are not limited to, macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, failure to meet our publicly announced guidance or other expectations about our business, our ability to grow our revenue, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate, our sales cycles, our ability to successfully develop, deploy and realize the expected benefits of our artificial intelligence and automation capabilities, including risks related to performance, reliability, security and customer adoption of such technologies, our ability to successfully integrate acquired companies, including Kenzo Security, and achieve the expected synergies and benefits of such acquisitions in a timely manner or at all, exposure to greater than anticipated tax liabilities, our ability to operate in compliance with applicable laws, fluctuations in foreign currency exchange rates and their impact on our results, risks related to the accuracy, efficacy and perceived reliability of our threat intelligence, detection and response capabilities, including the potential for undetected vulnerabilities, false positives or failures in our systems, as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K filed with the SEC on February 19, 2026, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release

###

Investor contact:	Press contact:
Matthew Wells	Alice Randall
VP, Investor Relations	Director, Global Corporate Communications
investors@rapid7.com	press@rapid7.com
(617) 865-4277	(214) 693-4727

rapid7.com                                                4

RAPID7, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$343,291	$246,664
Short-term investments	326,967	228,006
Accounts receivable, net	135,128	167,017
Deferred contract acquisition and fulfillment costs, current portion	47,342	48,370
Prepaid expenses and other current assets	47,617	47,230
Total current assets	900,345	737,287
Long-term investments	—	184,119
Property and equipment, net	30,492	31,990
Operating lease right-of-use assets	44,250	45,485
Deferred contract acquisition and fulfillment costs, non-current portion	65,554	66,978
Goodwill	593,334	575,268
Intangible assets, net	67,567	65,105
Other assets	18,101	20,232
Total assets	$1,719,643	$1,726,464
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,304	$11,041
Accrued expenses	84,407	96,998
Convertible senior notes, current portion, net	597,574	—
Operating lease liabilities, current portion	17,964	16,176
Deferred revenue, current portion	442,260	451,155
Total current liabilities	1,154,509	575,370
Convertible senior notes, non-current portion, net	295,666	892,284
Operating lease liabilities, non-current portion	53,987	59,908
Deferred revenue, non-current portion	28,417	29,971
Other long-term liabilities	12,292	14,201
Total liabilities	1,544,871	1,571,734
Stockholders' equity:
Common stock	$667	$658
Treasury stock	(4,765)	(4,765)
Additional paid-in capital	1,142,304	1,120,963
Accumulated other comprehensive income	89	2,527
Accumulated deficit	(963,523)	(964,653)
Total stockholders equity	174,772	154,730
Total liabilities and stockholders’ equity	$1,719,643	$1,726,464

rapid7.com                                                5

RAPID7, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue:
Product subscriptions	$204,049	$203,935
Professional services	5,642	6,318
Total revenue	209,691	210,253
Cost of revenue:
Product subscriptions	59,154	54,368
Professional services	5,595	5,112
Total cost of revenue	64,749	59,480
Total gross profit	144,942	150,773
Operating expenses:
Research and development	48,354	47,888
Sales and marketing	78,934	79,400
General and administrative	18,212	23,586
Total operating expenses	145,500	150,874
Loss from operations	(558)	(101)
Other income (expense), net:
Interest income	5,612	5,758
Interest expense	(2,498)	(2,654)
Other (expense) income, net	(726)	1,802
Income before income taxes	1,830	4,805
Provision for income taxes	700	2,700
Net income	$1,130	$2,105
Net income per share, basic	$0.02	$0.03
Net income per share, diluted(1)	$0.02	$0.03
Weighted average common shares outstanding, basic	66,174,341	63,835,945
Weighted average common shares outstanding, diluted	66,904,992	64,224,415
(1) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three months ended March 31, 2026, the 2027 and 2029 Notes were anti-dilutive; for the three months ended March 31, 2025, the 2029 Notes, 2027 Notes and 2025 Notes were anti-dilutive.

rapid7.com                                                6

RAPID7, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$1,130	$2,105
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,210	11,665
Amortization of debt issuance costs	1,045	1,019
Stock-based compensation expense	19,890	27,151
Deferred income taxes	(1,220)	—
Other	1,489	(1,153)
Changes in assets and liabilities:
Accounts receivable	31,405	27,668
Deferred contract acquisition and fulfillment costs	2,453	5,295
Prepaid expenses and other assets	1,632	(1,995)
Accounts payable	2,342	(6,555)
Accrued expenses	(14,753)	(20,325)
Deferred revenue	(11,114)	(12,874)
Other liabilities	(5,692)	(2,244)
Net cash provided by operating activities	39,817	29,757
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(23,345)	—
Purchases of property and equipment	(2,081)	(1,361)
Capitalization of internal-use software	(4,319)	(3,719)
Purchases of investments	—	(144,461)
Sales and maturities of investments	85,000	69,000
Other investing activities	—	1,328
Net cash provided by (used in) investing activities	55,255	(79,213)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	(255)	(1,303)
Proceeds from employee stock purchase plan	2,889	4,446
Proceeds from stock option exercises	—	1,589
Net cash provided by financing activities	2,634	4,732
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,079)	1,334
Net increase (decrease) in cash, cash equivalents and restricted cash	96,627	(43,390)
Cash, cash equivalents and restricted cash, beginning of period	$246,664	$342,101
Cash, cash equivalents and restricted cash, end of period	$343,291	$298,711
Supplemental cash flow information:
Cash paid for interest on convertible senior notes	$2,625	$1,571
Cash paid for income taxes, net of refunds	782	992
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	343,291	291,462
Restricted cash included in prepaid expenses and other current assets	—	7,249
Total cash, cash equivalents and restricted cash	$343,291	$298,711

rapid7.com                                                7

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
GAAP total gross profit	$144,942	$150,773
Add: Stock-based compensation expense(1)	1,716	2,264
Add: Amortization of acquired intangible assets(2)	4,423	4,423
Non-GAAP total gross profit	$151,081	$157,460
Non-GAAP gross margin	72%	75%

GAAP gross profit – product subscriptions	$144,895	$149,567
Add: Stock-based compensation expense	1,369	1,731
Add: Amortization of acquired intangible assets	4,423	4,423
Non-GAAP gross profit – product subscriptions	$150,687	$155,721
Non-GAAP gross margin - product subscriptions	74%	76%

GAAP gross profit – professional services	$47	$1,206
Add: Stock-based compensation expense	347	533
Non-GAAP gross profit – professional services	$394	$1,739
Non-GAAP gross margin - professional services	7%	28%

GAAP loss from operations	$(558)	$(101)
Add: Stock-based compensation expense(1)	19,890	27,151
Add: Amortization of acquired intangible assets(2)	4,494	5,120
Add: Acquisition-related expenses(3)	606	183
Non-GAAP income from operations	$24,432	$32,353

GAAP net income	$1,130	$2,105
Add: Stock-based compensation expense(1)	19,890	27,151
Add: Amortization of acquired intangible assets(2)	4,494	5,120
Add: Amortization of debt issuance costs	1,045	1,019
Add: Acquisition-related expenses(3)	606	183
Add: Discrete tax items(4)	(600)	—
Non-GAAP net income	$26,565	$35,578
Add: Interest expense of convertible senior notes(5)	1,313	1,571
Numerator for non-GAAP earnings per share calculation	$27,878	$37,149

Weighted average shares used in GAAP earnings per share calculation, basic	66,174,341	63,835,945
Dilutive effect of convertible senior notes(5)	10,429,891	11,183,611
Dilutive effect of employee equity incentive plans(6)	730,651	388,471
Weighted average shares used in non-GAAP earnings per share calculation, diluted	77,334,883	75,408,027

Non-GAAP net income per share:
Basic	$0.40	$0.56
Diluted	$0.36	$0.49

rapid7.com                                                8

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$1,716	$2,264
Research and development	8,406	10,386
Sales and marketing	5,071	7,241
General and administrative	$4,697	$7,260

(2) Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,423	$4,423
Sales and marketing	71	652
General and administrative	$—	$45

(3) Includes acquisition-related expenses as follows:
General and administrative	$606	$183

(4) Includes discrete tax items as follows:
(Benefit) Provision for income taxes	$(600)	$—

(5) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(6) We use the treasury method to compute the dilutive effect of employee equity incentive awards.

rapid7.com                                                9

RAPID7, INC.
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
GAAP net income	$1,130	$2,105
Interest income	(5,612)	(5,758)
Interest expense	2,498	2,654
Other expense (income), net	726	(1,802)
Provision for income taxes	700	2,700
Depreciation expense	2,374	2,791
Amortization of intangible assets	8,836	8,874
Stock-based compensation expense	19,890	27,151
Acquisition-related expenses	606	183
Adjusted EBITDA	$31,148	$38,898

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$39,817	$29,757
Less: Purchases of property and equipment	(2,081)	(1,361)
Less: Capitalized internal-use software costs	(4,319)	(3,719)
Free cash flow	$33,417	$24,677

rapid7.com                                                10

RAPID7, INC.
Reconciliation of Non-GAAP Guidance
(in millions, except per share data)

	Anticipated Second Quarter 2026			Anticipated Full-Year 2026
	Low		High	Low		High
GAAP income from operations	$1	to	$3	$18	to	$24
Add: Stock-based compensation expense	19	to	19	76	to	76
Add: Amortization of acquired intangible assets	4	to	4	17	to	17
Add: Acquisition-related expenses	—	to	—	1	to	1
Non-GAAP income from operations	$24	to	$26	$112	to	$118

GAAP net income	$1	to	$3	$19	to	$25
Add: Stock-based compensation expense	19	to	19	76	to	76
Add: Amortization of acquired intangible assets	4	to	4	17	to	17
Add: Amortization of debt issuance costs	1	to	1	4	to	4
Add: Acquisition-related costs	—	to	—	1	to	1
Less: Discrete tax item	—	to	—	$(1)	to	$(1)
Non-GAAP net income	$25	to	$27	$116	to	$122
Add: Interest expense on convertible senior notes	1	to	1	5	to	5
Numerator for non-GAAP earnings per share calculation	$26	to	$28	$121	to	$127

GAAP net income per share(1)	$0.01	to	$0.04	$0.28	to	$0.37
Non-GAAP net income per share, diluted	$0.33	to	$0.36	$1.52	to	$1.60

Weighted average shares used in non-GAAP earnings per share calculation, diluted	78.3			79.4

(1) The anticipated GAAP net loss per share is calculated using basic weighted average shares for periods in which the Company anticipated a GAAP net loss. The anticipated GAAP net income per share is calculated using GAAP diluted weighted average shares for periods in which the Company anticipated GAAP net income.

The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss and Anticipated GAAP net loss per share are expected to change.

	Full-Year 2026
	Low		High
Net cash provided by operating activities	$149	to	$159
Less: Purchases of property and equipment	(7)	to	(7)
Less: Capitalized internal-use software costs	(17)	to	(17)
Free cash flow	$125		$135
rapid7.com                                                11